Exhibit 99.2

BGI-Shenzhen Completes Acquisition of Complete Genomics

Combined Company to Focus on High Volume, Accurate Human Genomic Sequencing and Accelerating the Spread of Genomic Medicine

SHENZHEN, China and MOUNTAIN VIEW, Calif. – 18 March 2013 – BGI-Shenzhen (“BGI”), a leading international genomics organization based in Shenzhen, China, today announced that through its wholly-owned subsidiary, Beta Acquisition Corporation, it has successfully completed the acquisition of Complete Genomics, Inc. (formerly NASDAQ: GNOM) (“Complete”), an innovative leader in accurate whole human genomic sequencing.

BGI accomplished the acquisition through a cash tender offer to purchase all of Complete’s outstanding shares of common stock for $3.15 per share, followed by a short-form merger effective March 18, 2013.

BGI will operate Complete as a separate wholly-owned subsidiary and offer a broad array of genomic research technology across a variety of platforms. Dr. Clifford Reid will remain as CEO of Complete. The company has retired its ticker symbol, GNOM.

“We are delighted to now join forces with Complete,” said Dr. Wang Jun, CEO of BGI. “We greatly value the employees and the work of Complete, which will benefit our genomic research by its complete and accurate whole human genome sequencing technology. We look forward to working together to support the advancement of innovative biotechnology, healthcare and other related fields.”

“Complete and BGI share a vision of how whole genome sequencing can revolutionize clinical medicine,” Dr. Reid said. “Before the end of this decade, I expect people around the world to routinely receive medical advice and treatment based on their own unique genetic makeup.”

Advisors

Citi served as financial advisor for the transaction to BGI and O’Melveny & Myers LLP was BGI’s legal counsel. Complete was advised by Jefferies & Company, Inc. and its legal counsel Latham & Watkins LLP.

About BGI

BGI includes both private non-profit genomic research institutes and sequencing application commercial units that provide comprehensive sequencing and bioinformatics services for medical, agricultural and environmental applications. Our commercial activities help our customers achieve their research goals by delivering rapid, high-quality results using a broad array of cost-effective, cutting-edge technologies. Our customers also benefit from our scientific expertise and research experience that have generated over 250 publications in top-tier journals such as Nature and Science. BGI is recognized globally as an innovator for conducting international collaborative projects with leading research institutions to better mankind and our world. Additional information about BGI and its U.S. subsidiary, BGI Americas, can be found at www.genomics.cn/en and www.bgiamericas.com.

About Complete

Through its pioneering sequencing-as-a-service model, Complete provides the most accurate whole human genome sequencing available today. The ease of use and power of Complete’s advanced informatics and analysis systems provide genomic information needed to better understand the prevention, diagnosis, and treatment of diseases. Additional information can be found at http://www.completegenomics.com.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document are forward-looking statements that involve risks and uncertainty. Future events regarding BGI’s and Complete’s actual results could differ materially from the forward-looking statements. Factors that might cause such a difference include, but are not limited to, statements regarding the combined companies’ plans following the acquisition. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements and generally include statements that are predictive in nature and depend upon or refer to future events or conditions. Risks and uncertainties include the risk that Complete’s business will not be successfully integrated with BGI’s business; other uncertainties pertaining to the business of Complete or BGI; legislative and regulatory activity and oversight; the continuing global economic uncertainty and other risks detailed in Complete’s public filings with the Securities and Exchange Commission (the “SEC”) from time to time, including Complete’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and its subsequently filed SEC reports, each as filed with the SEC, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. The reader is cautioned not to unduly rely on these forward-looking statements. Each of Complete and BGI expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Media Inquiries

In the U.S.:

Jason Golz

Brunswick Group

Tel: (415) 671-7676

jgolz@brunswickgroup.com

In China:

Elizabeth Liang

Brunswick Group

Tel: +852 3512 5000

eliang@brunswickgroup.com

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